AMENDMENTS TO
                                   THE BYLAWS
                         OF NATIONAL CITY BANCORPORATION


The undersigned, Thomas J. Freed, being the Secretary of National City Bancorporation, a corporation organized under the laws of the State of Iowa (the "Corporation"), does hereby state that pursuant to a meeting of the Board of Directors of the Corporation held on April 22, 1998, the Board approved the following amendments to the Bylaws of the Corporation:

                  Article I, Section 1, is hereby amended to read as follows:

                  "The principal office shall be in the City of Minneapolis, County of Hennepin, State of Minnesota."

                  Article I, Section 2, is hereby amended to read as follows:

                  "The Corporation may also have offices at such other places both within and without the state of Minnesota as the Board of Directors may, from time to time, determine or the business of the Corporation may require."

                  Article I, Section 3, is hereby created to read as follows:

                  "The Corporation shall maintain a registered office within the state of Iowa as set forth in the Articles of Incorporation and as required by law. The Board of Directors shall have the authority to change the registered office of the Corporation and a statement evidencing any such change shall be filed with the Secretary of State of Iowa as required by law."

                  Article II, Section 1, is hereby amended to read as follows:

                  "The annual meeting of the stockholders shall be held at the Corporation's principal office or at such other place within or without the state of Minnesota as is designated by the Board of Directors. A meeting of stockholders shall be held at such place, date or hour as stated in the Notice of Meeting as determined by the Board of Directors or as otherwise permitted by law or these Bylaws."

                  Article IV, Section 1, is hereby amended to read as follows:

                  "Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at the addresses appearing in the books of the Corporation. Notice by mail shall be deemed given at the time when the same shall be mailed. Notice to shareholders and directors may also be given by telegram, facsimile or electronic communication.

                  Article VI, Section 5, Closing of Transfer Books, is hereby amended to read as follows:


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                                 Closing of Transfer Books

                  Section 5. The board of directors may close the stock transfer books of the corporation for a period not exceeding seventy
                  (70) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding seventy (70) days in connection with obtaining the consent of stockholders for any purpose. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix, in advance, a date, not exceeding seventy
                  (70) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the record date shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                  Article VII, Section 3, Annual Statement, is hereby deleted.

                  Article VII, Section 7, Indemnification, is hereby created to read as follows:

                  "The Corporation shall indemnify its officers and directors to the full extent permitted by the laws of the State of Iowa as now in effect, or as the same may be hereafter modified."

         IN WITNESS WHEREOF, the undersigned has set his hand on this 12th day of May, 1998.



                                                     /s/  Thomas J. Freed
                                                     Thomas J. Freed,
                                                     Secretary